                                                                  Exhibit 10(21)

                      STANDARD INDUSTRIAL/COMMERCIAL LEASE

                          [Multi-Tenant - Triple Net]



                                    BETWEEN



                            OTAY BUSINESS PARK, LLC,
                     a California limited liability company



                                    LANDORD



                                      AND



                            AXSYS TECHNOLOGIES, INC.
                             a Delaware corporation



                                     TENANT

                      STANDARD INDUSTRIAL/COMMERCIAL LEASE
                      ------------------------------------

                          [MULTI-TENANT - TRIPLE NET]
                          ---------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                PAGE
1.   BASIC LEASE TERMS ........................................................   1
2.   PREMISES AND COMMON AREAS ................................................   2
3.   TERM .....................................................................   3
4.   POSSESSION ...............................................................   4
5.   RENT .....................................................................   5
6.   OPERATING EXPENSES .......................................................   5
7.   SECURITY .................................................................   6
8.   USE ......................................................................   7
9.   NOTICES ..................................................................   8
10.  BROKERS ..................................................................   8
11.  SURRENDER; HOLDING OVER ..................................................   8
12.  TAXES ....................................................................   9
13.  ALTERATIONS ..............................................................   9
14.  REPAIRS AND MAINTENANCE ..................................................  10
15.  LIENS ....................................................................  12
16.  ENTRY BY LANDLORD ........................................................  12
17.  UTILITIES AND SERVICES ...................................................  12
18.  ASSUMPTION OF RISK AND INDEMNIFICATION ...................................  14
19.  INSURANCE ................................................................  14
20.  DAMAGE OR DESTRUCTION ....................................................  16
21.  EMINENT DOMAIN ...........................................................  18
22.  DEFAULTS AND REMEDIES ....................................................  18
23.  LANDLORD'S DEFAULT .......................................................  20
24.  ASSIGNMENT AND SUBLETTING ................................................  20
25.  SUBORDINATION ............................................................  22
26.  ESTOPPEL CERTIFICATE .....................................................  23
27.  EASEMENTS ................................................................  23
28.  RULES AND REGULATIONS ....................................................  23
29.  MODIFICATION AND CURE RIGHTS OR LANDLORD'S MORTGAGEES AND LESSORS ........  24
30.  DEFINITION OF LANDLORD ...................................................  24
31.  WAIVER ...................................................................  24
32.  PARKING ..................................................................  24
33.  FORCE MAJEURE ............................................................  24
34.  SIGNS ....................................................................  25
35.  LIMITATIONS ON LIABILITY .................................................  25
36.  FINANCIAL STATEMENTS .....................................................  25
37.  QUIET ENJOYMENT ..........................................................  26
38.  AUCTIONS .................................................................  26
39.  MISCELLANEOUS ............................................................  26
40.  EXECUTION OF LEASE .......................................................  27

EXHIBITS
--------

Exhibit A:    Site Plan
Exhibit B:    Notice of Lease Term Dates and Tenant's Percentage
Exhibit C:    Work Letter Agreement
Exhibit D:    Definition of Operating Expenses
Exhibit E:    Estoppel Certificate
Exhibit F:    Rules and Regulations

                      STANDARD INDUSTRIAL/COMMERCIAL LEASE
                           [MULTI-TENANT - TRIPLE NET]



         This STANDARD INDUSTRIAL/COMMERCIAL LEASE ("Lease") is entered into as of the 5th day of August, 1999, by and between OTAY BUSINESS PARK, LLC, a California limited liability company ("Landlord"), and AXSYS TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

         1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

                 (a)     LANDLORD'S ADDRESS (For Notices):

                         Otay Business Park, LLC
                         c/o The Koll Company
                         4275 Executive Square, Suite 240
                         La Jolla, CA 92037
                         Attention:  Anthony Badeaux

                         WITH A COPY TO:

                         Law Offices of William J. Harris
                         777 South Pacific Highway, Suite 101
                         Solana Beach, California 92075
                         Attention:  William J. Harris

                 or such other place as Landlord may from time to time designate by notice to Tenant.

                 (b)     TENANT'S ADDRESS (FOR NOTICES):

                         PRIOR TO THE COMMENCEMENT DATE:

                         Axsys Technologies, Inc.
                         1601 Precision Park Lane
                         San Diego, CA  92173-1399
                         Attention:  President


                         AFTER THE COMMENCEMENT DATE:

                         The Premises

                         WITH A COPY TO:

                         Axsys Technologies, Inc.
                         910 Sylvan Avenue, Suite 180
                         Englewood Cliffs, NJ  07632
                         Attn:  General Counsel

                         WITH AN ADDITIONAL COPY TO:

                         The Irving Hughes Group
                         501 West Broadway. Suite 2020
                         San Diego, CA  92101
                         Attention:  David B. Marino

                 (c) PERMITTED USE: All legally permissible general office, manufacturing, distribution and related uses; subject, however, to any limitations set forth in the CC&Rs (as defined below) and no other use without the express written consent of Landlord, which consent Landlord shall not unreasonably withhold.

                 (d) PREMISES, BUILDING, DEVELOPMENT AND INDUSTRIAL CENTER: That certain portion of the Building (as defined below), including all improvements therein on the date hereof or to be provided by Landlord and Tenant under the terms of the Lease, consisting of approximately 64,840 rentable square feet, as outlined on EXHIBIT "A" attached hereto ("Premises"). The "Building" is that certain approximately 195,000 rentable square foot building which, together with related parking areas and other common area improvements, is currently known as the San Diego Distribution Center

("DEVELOPMENT"). The Development is a part of that certain business park known as Brown Field Business Park ("INDUSTRIAL CENTER").

                 In addition to Tenant's rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2(c) below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center, except as otherwise expressly provided herein.

                 (e) TENANT'S PERCENTAGE: Approximately 33.25%, based upon the rentable square footage of the Premises as compared to the total rentable square footage of the Building.

                 (f) TERM: Ten (10) Lease Years, plus two (2) options to extend the Term for five (5) additional years each.

                 (g) TENANT IMPROVEMENTS: All Tenant Improvements installed or to be installed by Tenant within the Premises to prepare the Premises for occupancy pursuant to the terms of the Work Letter Agreement attached hereto as EXHIBIT "C".

                 (h) COMMENCEMENT DATE: The earlier of (i) Tenant's occupancy of the Premises (except in connection with Tenant's permitted early occupancy of the Premises pursuant to Section 6.1 of EXHIBIT "C") or (ii) February 1, 2000, subject to Paragraph 3(a) below.

                 (i) EXPIRATION DATE: The date which is ten (10) years after the Commencement Date plus any partial month in which the Commencement Date occurs.

                 (j) MONTHLY BASE RENT: Initially $46,360.60. Commencing on the first anniversary of the Commencement Date and on every one (1) year anniversary thereafter (including each year of each of the Option Periods described in Paragraph 3(b) below following the initial year of each such Option Period), the then applicable Monthly Base Rent shall be increased by an amount equal to $.02 per rentable square foot of the Premises in excess of the Monthly Base Rent payable during the immediately preceding period.

         In the event the Commencement Date occurs on other than the first (1st) day of a month, the amount of the first and last monthly payment of Monthly Base Rent shall be apportioned to account for the fact that the last month of the Initial Term shall be less than a full calendar month.

                 (k)  SECURITY DEPOSIT:  $46,360.60.

                 (l)  BROKERS:  Landlord Broker:   CB Richard Ellis, Inc.

                                Tenant Broker:     The Irving Hughes Group, Inc.

                 (m) INTEREST RATE: Shall mean the greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth
(25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

                 (n) EXHIBITS: A through F, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

                 This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

         2.      PREMISES AND COMMON AREAS.

                 (a) PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as improved or to be improved with the Tenant Improvements described in the Work Letter Agreement, a copy of which is attached hereto as EXHIBIT "C".

                 (b) MUTUAL COVENANTS. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.

                 (c) TENANT'S USE OF COMMON AREAS. During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with Landlord and all persons, firms and corporations conducting business in the Development and their respective customers, guests, licensees, invitees, subtenants, employees and agents (collectively, "Development Occupants"), subject to the terms of this Lease, the Rules and Regulations referenced in Paragraph 28 below and all covenants, conditions and restrictions now or hereafter affecting the Development, the following common areas of the Development (collectively, the "Common Areas"): the parking facilities of the Development which serve the Building, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Development and appurtenant to the Building which are not reserved for the exclusive use of any Development Occupants.

                 (d) LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, Landlord reserves for itself and for all other owner(s) and operator(s) of the Common Areas and the balance of the Development, the right from time to time to:
(i) make reasonable changes to the design and layout of the Development, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; and (ii) reasonably use or close temporarily the Common Areas, and/or other portions of the Development while engaged in making improvements, repairs or alterations to the Building, the Development, or any portion thereof.

         3.      TERM.

                 (a) INITIAL TERM. The term of this Lease ("Term") will be for the period designated in Subparagraph 1(f), commencing on the Commencement Date set forth in Paragraph 1(h), and ending on the Expiration Date set forth in Paragraph 1(i), subject to extension as provided in Paragraph 3(b) below. Notwithstanding the foregoing, the Commencement Date shall not be deemed to have occurred unless and until (i) a certificate of occupancy (permanent or temporary) or other governmental approval permitting occupancy of the Premises has been issued for the Premises (unless the failure to obtain such approval to occupy the Premises is due to any action or inaction of Tenant) and (ii) all Building systems are in good working order to support the operation of the Premises. Further notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date, will be referred to herein as a "Lease Year". Promptly after the Commencement Date, Landlord will deliver to Tenant the Notice of Lease Term Dates in the form attached hereto as EXHIBIT "B", which Notice will confirm, among other things, the Commencement Date and the date upon which the Term of this Lease shall end. The Notice will be binding upon Tenant unless Tenant objects to the Notice in writing within fifteen (15) days of Tenant's receipt of the Notice.

                 (b) OPTIONS TO EXTEND. Tenant shall have two (2) successive options (individually, the "Extension Option" and collectively, the "Extension Options") to extend the Term, as to not less than the entire Premises, for a period (the "Option Period") of five (5) years each, commencing upon the date the Term would otherwise expire, upon the same terms and conditions previously applicable, except that (i) the Monthly Base Rent as of the commencement of the Option Period and thereafter during the Option Period will be adjusted as provided below, and (ii) Tenant shall have no right to receive any Allowance (as defined below). Each Extension Option may be validly exercised only by written notice to Landlord from Tenant not earlier than twelve (12) months and not later than eight (8) months prior to commencement of the Option Period. The Extension Option may be validly exercised only if Tenant is not then or at any time thereafter until the commencement of the Option Period in default under this Lease (after expiration of any applicable notice and cure period). If Tenant does not exercise either Extension Option in strict accordance with the provisions hereof, the Extension Options shall forever terminate and be of no further force and effect. The Extension Options are personal to Tenant, may not be exercised by any person or entity other than the original Tenant hereunder and shall become null and void if Tenant assigns or sublets its interest in the entire Premises to any person or entity other than a Tenant Affiliate (as defined in Paragraph 24(c)).

                 (c) MONTHLY BASE RENT DURING OPTION PERIOD. The Monthly Base Rent beginning with the first day of the Option Period shall equal the "fair market rate" ("Fair Market Rate") for comparable office/warehouse space in comparable buildings in the South Bay area of San Diego County ("Comparison Area"). For purposes hereof, "Fair Market Rate" shall mean the base rent payable to a willing landlord by a willing tenant having a similar financial responsibility, credit rating and capitalization as Tenant then has, for like and comparable premises, improved with tenant improvements of like and comparable quality to those then existing in the Premises, in like and comparable buildings located in Comparison Area and (ii) in no event shall the initial Fair Market Rent be less than the Monthly Base Rent payable during the period immediately preceding such adjustment plus $.02 per rentable square foot of the Premises. In calculating Fair Market Rate appropriate consideration shall be given to all relevant factors, including, without limitation, (i) rental concessions and tenant improvement allowances generally being offered by landlords of comparable properties, (ii) the age of the Building and Tenant Improvements, (iii) rental market conditions then in existence, (iv) whether Landlord will or will not be required to pay a real estate brokerage commission in connection with Tenant's exercise of the Extension Option, and (v) the fact that the Tenant will be accepting the Premises in an "As-Is" condition.

Commencing on the first anniversary of each Option Period and on every one (1) year anniversary thereafter during the balance of such Option Period, the Base Rent then payable hereunder shall be increased by an amount equal to $.02 per rentable square foot of the Premises in excess of the Base Rent payable during the immediately preceding period. Following Tenant's valid exercise of the Extension Option, Landlord and Tenant shall commence negotiations for a period of forty-five (45) days to determine whether Landlord and Tenant can reach mutual agreement as to the Fair Market Rate. If the parties are unable to reach an agreement within such period of time as to the Fair Market Rate, then either party (the "First Party") may at any time prior to reaching such agreement, give notice to the other party (the "Second Party") that an appraisal of the Premises is required for purposes of determining the Fair Market Rate. Such notice shall designate an appraiser (the "First Appraiser"). In the event that such appraisal is required, Landlord and Tenant shall each prepare a determination of such party's estimate of the appropriate Fair Market Rent and each party's determination shall be submitted to arbitration as provided below. Within ten
(10) business days after the service of the notice referred to above, the Second Party shall give written notice to the First Party designating a second appraiser (the "Second Appraiser"). If the Second Appraiser is not so designated within the time above specified, then the First Appraiser shall select the Second Appraiser within ten (10) business days after the Second Party's failure to appoint. The First Appraiser and the Second Appraiser so designated or appointed shall themselves appoint a third appraiser (the "Third Appraiser"). If the First Appraiser and the Second Appraiser shall be unable to agree upon such appointment within five (5) business days after the appointment of the Second Appraiser, then the Third Appraiser shall be selected by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Third Appraiser within ten (10) business days thereafter, either the First Party or the Second Party may apply to the Superior Court for the County in which the Building is located to appoint the Third Appraiser. Landlord and Tenant shall each pay the cost of their own appraiser and shall share equally the cost of the Third Appraiser (and, if necessary, court costs to appoint such appraiser). Any appraiser designated to serve in accordance with the provisions of this Lease shall be disinterested and shall be an MAI appraiser and professionally qualified to appraise the Premises with at least ten (10) years experience in appraising similar properties in the Comparison Area. The three (3) appraisers shall within thirty (30) days of the appointment of the Third Appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rate and shall notify Landlord and Tenant thereof. The determination of such arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rate for the Premises is closest to the actual Fair Market Rate for the Premises as determined by the arbitrators, taking into account the requirements above. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. Any appraisals to be provided pursuant to this Lease shall be submitted to Landlord and Tenant within ten (10) business days after the last of the three appraisers has been selected. After reaching a decision, the appraisers shall give written notice of such decision to the parties.

         4.      POSSESSION.

                 (a) DELIVERY OF POSSESSION. Landlord agrees to construct the Landlord's Work and deliver possession of the Premises to Tenant in accordance with the terms of this Lease and the Work Letter Agreement attached hereto as EXHIBIT "C".

                 (b) CONDITION OF PREMISES. Prior to the Commencement Date and in accordance with the Work Letter Agreement attached hereto as EXHIBIT "C", Landlord and Tenant will jointly conduct a walk-through inspection of the Premises and will jointly prepare a punch-list ("Punch-List") of items required to be installed by Landlord under the Work Letter Agreement which require finishing or correction. The Punch-List will not include any items of damage to the Premises caused by Tenant's move-in or early entry, if permitted, which damage will be corrected or repaired by Landlord, at Tenant's expense or, at Landlord's election, by Tenant, at Tenant's expense. Other than the items specified in the Punch-List, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in its condition on the date of delivery of possession, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and occupancy of the Premises and to have acknowledged that the Tenant Improvements have been installed as required by the Work Letter Agreement and that there are no additional items needing work or repair by Landlord. Landlord will cause all items in the Punch-List to be repaired or corrected within thirty (30) days following the preparation of the Punch-List or as soon as reasonably practicable after the preparation of the Punch-List. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Development or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant on the Commencement Date clean and free of debris with all items of Landlord's Worksubstantially completed in accordance with the terms of the Work Letter attached hereto as EXHIBIT "C," subject to such Punch-List items. Landlord warrants to Tenant that the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems in the Premises (to the extent installed by or on behalf of Landlord as part of the Landlord's Work), shall be in good operating condition on the Commencement Date and during the initial twelve (12) months of the Term. In the event of a noncompliance with such warranty, Landlord shall promptly after receipt of written notice from Tenant setting forth the nature and extent of such noncompliance, rectify same at Landlord's cost and expense and not as an Operating Expense. Further, in connection with the construction of the Landlord's Work pursuant to the Work Letter, Landlord shall obtain customary warranties and guaranties from the contractor(s) performing such work and/or the manufacturers of equipment installed by Landlord therein, but shall be under no obligation to incur additional expense in order to obtain or extend such warranties. If Tenant is required to make repairs to any component of the Premises or any of its systems not covered by the Landlord's warranty contained in this Section 4(b) but for which Landlord has obtained a contractor's or manufacturer's warranty, then Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under such warranties for the benefit of Tenant.

         5.      RENT.

                 (a) MONTHLY BASE RENT. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first full month of the Term directly to Landlord on or prior to January 1, 2000. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. Except as expressly provided herein, all rent must be paid to Landlord, without any deduction or offset, in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing. Monthly Base Rent will be adjusted during the Term of this Lease as provided in Paragraph 1(j). Landlord and Tenant hereby stipulate that, notwithstanding anything to the contrary contained in this Lease, the rentable square footage of the Premises and Building are 64,840 and 195,000 rentable square feet, respectively, and shall not be subject to recalculation or adjustment.

                 (b) ADDITIONAL RENT. All amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, real property taxes, insurance and repairs, will be considered additional rent for purposes of this Lease, and the word "rent" as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

                 (c) LATE PAYMENTS. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.

         6.      OPERATING EXPENSES.

                 (a) OPERATING EXPENSES. In addition to Monthly Base Rent, throughout the Term of this Lease, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Paragraph 6, Tenant's Percentage of Operating Expenses for the Development as defined in EXHIBIT "D" attached hereto.

                 (b) ESTIMATE STATEMENT. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease or as soon thereafter as reasonably practicable, Landlord shall prepare and deliver to Tenant a statement ("Estimate Statement") wherein Landlord will estimate both the Operating Expenses and Tenant's Percentage of Operating Expenses for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, one-twelfth (1/12th) of the estimated Tenant's Percentage of Operating Expenses each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement provided that such receipt is not less than five (5) business days before such monthly rent payment is due, Tenant agrees to pay Landlord an amount equal to one monthly installment of the estimated Tenant's Percentage of Operating Expenses (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant's Percentage of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant's Percentage of Operating Expenses based on such revised Estimate Statement until Tenant receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year.

                 (c) ACTUAL STATEMENT. By April 1st of each calendar year during the Term of this Lease or as soon thereafter as reasonably practicable, Landlord shall prepare and deliver to Tenant a statement ("Actual Statement") which states the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty
(30) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant's Percentage of the Operating Expenses due under this Lease.

                 (d) MISCELLANEOUS. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days or thirty (30) days, respectively, after receipt of such Estimate Statement or Actual Statement. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligations will be continuing ones which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

                 (e) TENANT'S AUDIT RIGHTS. Landlord agrees that it shall maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Landlord with respect to the Operating Expenses in accordance with generally accepted accounting principles, consistently applied. Such records shall be kept until two (2) years after the termination of this Lease. At any time within twelve (12) months of Tenant's receipt of any statement from Landlord relating to Operating Expenses, Landlord shall furnish Tenant, following Tenant's written request therefor, invoices and other source documents relating to Operating Expenses and Landlord shall provide in reasonable detail the calculation of Tenant's Percentage of the Operating Expenses. If it is determined from Tenant's audit of such Operating Expenses that Tenant was overcharged by more than five percent (5%), such overcharge shall entitle Tenant to credit against its next payment of Operating Expenses the amount of the overcharge and the reasonable costs associated with the audit, excluding travel and lodging costs (and, if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If the audit determines that the Tenant was overcharged less than five percent (5%), such overcharge shall entitle Tenant to credit against its next payment of Operating Expenses the amount of the overcharge and Tenant shall pay for all reasonable costs associated with the audit (excluding travel and lodging costs). If the audit shall determine that Tenant was undercharged for the Operating Expenses, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay for all costs associated with the audit. Notwithstanding anything to the contrary herein, any Operating Expenses attributable to a period which falls only partially within the term of this Lease shall be prorated between Landlord and Tenant so that Tenant shall pay only that portion thereof which the part of such period within the Lease term bears to the entire period.

                 (f) OPERATING EXPENSES CAPS. Notwithstanding anything to the contrary contained herein, from and after the first full calendar year during the initial Lease Term, in no event shall the Operating Expenses payable by Tenant under this Lease increase by more than five percent (5%), excluding Real Property Taxes and Assessments (as defined in EXHIBIT "D"), over the prior calendar year calculated on a non-compounded basis.

         7.      SECURITY.

                 (a) SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant will deposit with Landlord the Security Deposit designated in Subparagraph 1(k). The Security Deposit will be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant fully and faithfully performs its obligations under this Lease, including, without limitation, surrendering the Premises upon the expiration or sooner termination of this Lease in compliance with Subparagraph 11(a) below, the Security Deposit or any balance thereof will be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term or as required under applicable law, provided that Landlord may retain the Security Deposit until such time as any outstanding rent or additional rent amount has been determined and paid in full. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord shall reasonably spend or become obligated to spend by reason of Tenant's default). If any portion of the Security Deposit is so used or applied, Tenant agrees, within ten (10) days after Landlord's written demand therefor, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default under this Lease. Landlord is not required to keep Tenant's Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit.

         8.      USE.

                 (a) TENANT'S USE OF THE PREMISES. The Premises may be used for the use or uses set forth in Subparagraph 1(c) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold.

                 (b) COMPLIANCE. At Tenant's sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance, in all material respects, with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises; provided, however, that Landlord provides Tenant with a written copy of such covenants, conditions and restrictions and similar regulatory agreements. Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Tenant agrees not to do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Development, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful purpose. Tenant agrees not to cause, maintain or permit any nuisance or waste in, on, under or about the Premises. Notwithstanding anything contained in this Lease to the contrary, all transferable development rights related in any way to the Development are and will remain vested in Landlord, and Tenant hereby waives any rights thereto.

                 (c) HAZARDOUS MATERIALS. Except as provided below, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Development, the Industrial Park or any portion thereof by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold (subject to the terms and conditions of this Lease). Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building, the Development, the Industrial Park or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or the Development or any other portion of the Industrial Park and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises, which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems reasonably necessary or appropriate to remediate such release and prevent any similar future release to the reasonable satisfaction of Landlord and Landlord's mortgagee(s). As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and Freon and other chlorofluorocarbons. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in compliance with all Applicable Laws, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant's use of the Premises as permitted hereunder provided that Tenant's handling, storage, use and disposal procedures are in compliance with all Applicable Laws and the CC&Rs and so long as each such use does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. Landlord shall have the right upon the expiration or earlier termination of the Term of this Lease, to cause, at Landlord's cost (except as provided below), a duly qualified and licensed environmental consultant to conduct an environmental audit of the Premises. The identity of the consultant and the scope and detail of the audit shall be subject to Landlord's reasonable discretion. Landlord shall provide Tenant with a copy of such audit or report promptly after the same becomes available. If the audit recommends additional testing, then Tenant shall conduct such tests at its expense. If the audit and/or tests reveal the presence of Hazardous Materials at, on or under the Premises attributable to Tenant's activities at the Premises, then Tenant shall reimburse Landlord for the cost of such audit and shall remediate and mitigate the same, at its expense, as necessary to obtain a final "no further action" letter (or equivalent) from all governmental agencies having jurisdiction. In addition, if at any time during the Term Tenant is required to file reports or manifests concerning its use of Hazardous Materials at the Premises or concerning Hazardous Materials contamination or remediation, then Tenant shall concurrently provide Landlord with a copy of the same. Landlord represents and warrants that, as of the Date of this Lease, to Landlord's actual knowledge, except as disclosed in writing to Tenant, there are no Hazardous Materials located on or under the Premises, the Building or the Development. For purposes of this Lease, "Landlord's actual knowledge" means the actual knowledge of Charles Abdi and/or Anthony C. Badeaux, without duty of investigation. The provisions of this subparagraph 8(c) will survive the expiration or earlier termination of this Lease.

         9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant after the Commencement Date at the Premises and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(a). Either party may specify a different address for notice purposes by written notice to the other.

         10. BROKERS. The parties acknowledge that the brokers who negotiated this Lease are stated in Subparagraph 1(l). Landlord shall pay commissions to such brokers pursuant to Landlord's separate agreement with such brokers. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including reasonable attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

         11.     SURRENDER; HOLDING OVER.

                 (a) SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of good order, repair and condition, ordinary wear and tear and casualty damage (if this Lease is terminated as a result thereof pursuant to Paragraph 20) excepted, together with all of Tenant's personal property and Alterations (as defined in Paragraph 13) removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. At least ninety (90) days, prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule a walk-through of the Premises to review the condition of the Premises and identify the Alterations and personal property which are to remain upon the Premises and which items Tenant is to remove as well as any repairs Tenant is to make upon surrender of the Premises as required by this Lease. During such ninety (90) day period, Landlord may, at its option, and at Landlord's sole cost and expense, retain the services of one or more inspectors or consultants to inspect the Premises and all equipment and fixtures located therein to determine if they are in the condition required for proper surrender by Tenant. If any such inspections disclose any deficiencies in the condition of the Premises, Tenant will promptly cause the same to be corrected in a good and workmanlike manner at Tenant's sole cost and expense prior to the surrender date. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

                 (b) HOLDING OVER. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for the first three (3) months of any such holdover period shall be equal to one hundred twenty-five percent (125%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover and one hundred fifty percent (150%) of the Monthly Base Rent in affect under this Lease from and after such three (3) month period, prorated on a daily basis. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including reasonable attorneys' fees and costs), including, without limitation, reasonable costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender the Premises. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

         12.     TAXES.

                 (a) PAYMENT OF TAXES. Tenant agrees to pay, as an Operating Expense, Tenant's Percentage of all Real Property Taxes and Assessments, as defined in EXHIBIT "D." If any such Real Property Taxes and Assessments paid by Tenant shall cover any period of time prior to or after the expiration of the Term thereof, Tenant's Percentage of such real property taxes is to be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord will promptly reimburse Tenant to the extent required.

                  (b) PERSONAL PROPERTY TAXES. Tenant agrees to pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant will cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property is assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property but in no event more than ten (10) days prior to delinquency.

         13. ALTERATIONS. After installation of the initial Tenant Improvements for the Premises pursuant to EXHIBIT "C", Tenant may, at its sole cost and expense, make alterations, additions, improvements, "Utility Installations" and decorations to the Premises (collectively, "Alterations") subject to and only upon the following terms and conditions:

                 (a) PROHIBITED ALTERATIONS. Tenant may not, without Landlord's prior written consent, which consent may be granted or denied in Landlord's sole and absolute discretion, make any Alterations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, roof, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or the Common Areas; (iv) in the reasonable opinion of Landlord, materially reduce the value of the Building; or (v) will cause a material increase in density within the Premises or violate or require a change in any occupancy certificate applicable to the Premises. As used in this Paragraph 13, the term "Utility Installations" means carpeting, window coverings, air lines, power panels, electrical distribution systems, space heaters, heating, ventilation and air conditioning systems, plumbing systems, fencing, landscaping, exterior signage, satellite or other radio or television reception or transmitting devices, or gas lines.

                 (b) LANDLORD'S APPROVAL. Before proceeding with any Alterations which are not prohibited in Subparagraph 13(a) above, Tenant must first obtain Landlord's written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord's prior approval will not be required for any such Alterations which are not prohibited by Subparagraph 13(a) above and which cost less than Twenty Thousand Dollars ($20,000) as long as (i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (ii) the other conditions of this Paragraph 13 are satisfied, including, without limitation, conforming to Landlord's reasonable rules, regulations and insurance requirements which govern contractors. Landlord's approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities.

                 (c) CONTRACTORS. Alterations may be made or installed only by contractors and subcontractors which have been approved by Landlord, which approval Landlord will not unreasonably withhold, condition or delay; provided, however, Landlord reserves the right to require that Landlord's contractor be given the first opportunity to bid for any Alteration work. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days' prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense: all necessary governmental permits and approvals for the commencement and completion of such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.

                 (d) MANNER OF PERFORMANCE. All Alterations must be performed:
(i) in accordance with the approved plans, specifications and working drawings;
(ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; (iv) in such a manner so as not to interfere with the occupancy of any other tenant of the Development or Industrial Park, nor impose any additional expense upon Landlord; and (v) at such times, in such manner, and subject to such rules and regulations as Landlord may from time to time reasonably designate.

                 (e) OWNERSHIP. The Tenant Improvements and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord shall, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease. Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in this Paragraph 13. If Landlord provides timely notice that it requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, Tenant agrees to pay to Landlord all of Landlord's reasonable costs of such removal and repair).

                 (f) PLAN REVIEW. With respect to any proposed Alterations affecting the mechanical or structural portions of the Premises or costing in excess of One Hundred Thousand Dollars ($100,000.00), Tenant agrees to pay Landlord, as additional rent, the reasonable costs of professional services and costs of Landlord's third party consultants if utilized by Landlord (but not Landlord's "in-house" personnel) for review of all plans, specifications and working drawings for any such Alterations, within twenty (20) days after Tenant's receipt of invoices (accompanied by reasonable "back-up" documentation) either from Landlord or such consultants.

                 (g) PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment, such as telephones, copy machines, computer terminals, refrigerators and facsimile machines) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

                 (h) REMOVAL OF ALTERATIONS. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal, Landlord may (without liability to Tenant for loss thereof) treat such personal property and/or Alterations as abandoned and, at Tenant's sole cost and expense, and in addition to Landlord's other rights and remedies under this Lease, at law or in equity:
(a) remove and store such items; and/or (b) upon ten (10) days' prior written notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all reasonable costs of disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord's reasonable attorneys' fees and other reasonable costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

         14.     REPAIRS AND MAINTENANCE.

                 (a) TENANT'S OBLIGATIONS. Except for Landlord's obligations under Paragraph 14(c) below, Tenant agrees to keep in good order, condition and repair the Premises and every part thereof,

(whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonable or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements, the age or the quality of construction of such portion of the Premises except as set forth in Paragraph 4(b)) including, without limiting the generality of the foregoing (but subject to Landlord's obligation to maintain the "Structural Elements" described below), all heating, ventilation, air conditioning, electrical and other systems exclusively serving the Premises, electrical, lighting facilities, plumbing and equipment within the Premises, fixtures, interior walls, ceilings, floors, doors and skylights located within the Premises, and Tenant's signs located on the Premises. Tenant shall procure and maintain, at Tenant's expense, maintenance contracts reasonably acceptable to Landlord for any heating, ventilating and air conditioning systems exclusively serving the Premises. Tenant agrees to cause any mechanics' liens or other liens arising as a result of work performed by Tenant or at Tenant's direction to be eliminated as provided in Paragraph 15 below. Tenant shall, at Tenant's sole cost and expense, provide its own janitorial services to the Premises which services shall be performed by reputable janitorial service reasonably acceptable to Landlord.

                 (b) TENANT'S FAILURE TO REPAIR. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord's costs for making such repairs plus an amount not to exceed five percent (5%) of such costs for overhead, within ten
(10) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant.

                 (c) LANDLORD'S OBLIGATIONS. During the entire Term (including any Option Periods), Landlord shall, at, except as otherwise provided herein, Landlord's sole cost and expense (and not as an Operating Expense), repair, maintain and replace, as necessary, the following structural elements of the Building and Premises: structural walls, foundations, concrete subflooring, roof, underground utilities, windows and seals and all central mechanical (if any) and electrical systems (if any) (collectively, "Structural Elements"). Except for the obligations of Landlord under this paragraph, Landlord's obligation to maintain, as an Operating Expense, the Building and the Common Areas of the Development, Landlord's obligations under Paragraph 20 relating to damage or destruction of the Premises, or under Paragraph 21 relating to eminent domain, it is intended by the parties that Landlord have no obligation of any kind whatsoever, (i) to repair or maintain the Premises other than the Structural Elements, all of which obligations are intended to be Tenant's obligations, or (ii) to pay any other cost or expense whatsoever directly or indirectly relating to the ownership, management, lease, operation or use of the Premises. Notwithstanding the foregoing, to the extent such repairs, maintenance or replacements are required as a result of any act, negligent, fault or omission of Tenant or any of the Tenant Parties, Tenant shall pay to Landlord, as Additional Rent, the actual and reasonable cost of any such maintenance, repairs or replacements. Tenant waives the right to make repairs at Landlord's expense under any law, statute, ordinance, rule, regulation, order or ruling (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature). Landlord shall also repair any damage caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors.

                 (d) TENANT'S SELF-HELP. If Landlord fails to perform any of its repair and maintenance obligations under Paragraph 14(c) or otherwise as required in this Lease, and such failure materially affects Tenant's ability to use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such repairs and/or maintenance if such failure continues for more than thirty (30) days after written notice from Tenant to Landlord; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than thirty (30) days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance so long as Landlord takes appropriate action to commence such repairs and/or maintenance within such thirty (30) day period and thereafter diligently pursues such repairs and/or maintenance to completion. In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs and/or maintenance within thirty (30) days after receipt of Tenant's written demand therefor, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs and/or maintenance permitted herein shall be performed in a good workmanlike manner by licensed contractors. If Landlord objects to the repairs and/or maintenance performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice of Landlord's objection to Tenant within thirty (30) days after Landlord's receipt of Tenant's invoice evidencing the expenses incurred by Tenant. Landlord's notice shall set forth in reasonable detail Landlord's reasons for its claim that such repairs and/or maintenance were not required or were not Landlord's obligation in the terms of this Lease and/or the reasons for Landlord's dispute of the expenses incurred by Tenant in performing such work. Upon receipt of such notice, Tenant shall contact Landlord, and the parties shall negotiate in good faith to resolve any conflicts related to work performed and expenses incurred pursuant to this Paragraph 14(d).

In no event, however, shall Tenant have the right to set off such sums owing from Landlord against rent payable hereunder.

         15. LIENS. Tenant agrees not to permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Premises or the Development, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. At Landlord's request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Premises, the Development or Industrial Park. If Tenant fails to cause any such liens to be so released or bonded within ten (10) days after notice of the filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within ten (10) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. Notwithstanding the foregoing, Tenant shall be entitled to contest any such liens without penalty provided that Tenant's contest of any such lien is brought in good faith and diligently prosecuted until the same is resolved. Landlord acknowledges Tenant's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, and other personal property located in or at the Premises, and Landlord agrees to execute commercially reasonable waiver forms releasing liens in favor of any purchase money seller, landlord or lender who has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no default shall have occurred and be continuing, Landlord shall, upon the request of Tenant, and at the Tenant's sole cost and expense, execute and deliver any commercially reasonable instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any person or entity permitted under this paragraph including landlord waivers with respect to any of the foregoing.

         16. ENTRY BY LANDLORD. Landlord and its employees and agents will at all times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or (for the final nine (9) months of the Term only) tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and will provide Tenant with 24-hours' advance notice of any such entry and during such entry shall, if Tenant so requests, be accompanied by a representative of Tenant (except in emergency situations). Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord will at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord will have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises. Landlord will not be liable to Tenant for any damages or losses for any entry by Landlord unless caused by the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors.

         17.     UTILITIES AND SERVICES.

                 (a)     PAYMENT OF UTILITIES.

                 Tenant agrees to contract directly for and to pay for all water, gas, heat, light, power, telephone, waste removal, sewer and other utilities and services supplied to the Premises, together with any taxes thereon. All utilities furnished to the Premises shall be separately metered at Tenant's sole cost and expense. Except as provided in Paragraph 17(c) below, Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraph 17(c) below and Subparagraphs 20(f) or 21(b) if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure.

                 (b)     UTILITY DEREGULATION.

                         (i) LANDLORD CONTROLS SELECTION. Landlord has advised
Tenant that presently San Diego Gas & Electric ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Project. Notwithstanding the foregoing, if permitted by applicable law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider. In no event shall Landlord's selection of an Alternate Service Provider result in Tenant paying a higher cost for such electricity than if Landlord elected to continue to contract for such service from the Electric Service Provider.

                         (ii) TENANT SHALL GIVE LANDLORD ACCESS. Tenant shall
cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider during non-business hours (except in the event of an emergency) and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring and any other machinery within the Premises, provided, that Landlord shall use Landlord's commercially reasonable efforts to ensure that there shall be no interference with Tenant's use and enjoyment of the Premises.

                         (iii) LANDLORD NOT RESPONSIBLE FOR INTERRUPTION OF
SERVICE. Unless caused by the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent (except for abatement as specifically provided in Paragraph 17(c) below), or relieve Tenant from any of its obligations under the Lease.

                 (c) ABATEMENT EVENT. An "Abatement Event" shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure by Landlord to provide essential services or access to the Premises, where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is not caused by the negligence or willful misconduct of Tenant or any of the Tenant Parties. Tenant shall give Landlord notice ("Abatement Notice") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then Base Rent, all Additional Rent (including Tenant's Percentage of Operating Expenses) shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square footage of the Premises leased by Tenant; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of such Premises for a period of time in excess of the Eligibility Period, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, Base Rent, all Additional Rent (including Tenant's Percentage of Operating Expenses) for the entire portion of the Premises located within such Building shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, such portion of the Premises located within such Building. If, however, Tenant reoccupies any portion of the Premises located within such Building during such period, the Base Rent, all Additional Rent (including Tenant's Percentage of Operating Expenses) allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of such portion of the Premises located within such Building bears to the total rentable area of such Building, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. The term "Eligibility Period" shall mean a period of five (5) consecutive business days after Landlord's receipt of any Abatement Notice(s). Except as provided in Articles 13 and 14, such right to abate Base Rent, all Additional Rent (including Tenant's Percentage of Operating Expenses) shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

                 (d) HVAC HOURS OF OPERATION. Tenant shall have the ability to control, from the Premises, the hours of operation with respect to heating, ventilation and air conditioning supplied to the Premises.

                 (e) TRASH ENCLOSURE. Tenant shall also have sole control of the trash enclosure behind the Premises as shown in the attached EXHIBIT "A" and shall have the right to convert such enclosure into a Hazardous Materials enclosure, subject to the provisions of subparagraph 8(c) above.

         18.     ASSUMPTION OF RISK AND INDEMNIFICATION.

                 (a) ASSUMPTION OF RISK. Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties (except for claims resulting from the negligent or willful act or omission of Landlord) with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises or the Development, (ii) any such damage caused by other tenants or persons in or about the Premises, or caused by quasi-public work, (iii) any damage to property entrusted to employees of Tenant and its assignees and subtenants, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties or for interference with light or other incorporeal hereditaments. Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises, or of defects therein or in the fixtures or equipment.

                 (b)     INDEMNIFICATION.

                         (i) Tenant will be liable for, and agrees, to the
maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Landlord and Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including reasonable attorneys' fees and court costs (collectively, "Landlord Indemnified Claims"), arising or resulting from (A) any act or omission of Tenant or any Tenant Parties (as defined in Subparagraph 8(c) above); (B) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises or elsewhere within the Development; and/or (C) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Landlord Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant's sole cost and expense by counsel approved in writing by Landlord, which approval Landlord will not unreasonably withhold.

                         (ii) Landlord will be liable for, and agrees, to the
maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Tenant and Tenant's officers, directors, employees, agents, successors and assigns (collectively, "Tenant Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including reasonable attorneys' fees and court costs (collectively, the "Tenant Indemnified Claims") arising or resulting from (A) any default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease and/or (B) the negligent acts or omissions or willful misconduct of any Landlord Indemnified Parties. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such Tenant Indemnified Claims, Landlord, upon notice from Tenant, agrees to promptly defend the same at Landlord's sole cost and expense by counsel approved in writing by Tenant, which approval Tenant will not unreasonably withhold.

                 (c) SURVIVAL; NO RELEASE OF INSURERS. The indemnification obligations under Subparagraph 18(b) will survive the expiration or earlier termination of this Lease. Landlord's and Tenant's covenants, agreements and indemnification obligation in Subparagraphs 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Landlord and Tenant pursuant to the provisions of this Lease.

         19.     INSURANCE.

                 (a) TENANT'S INSURANCE. On or before the date Tenant first commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:

                         (i) "All Risks" property insurance including at least
the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, and sprinkler leakage (including earthquake sprinkler leakage) upon all property owned by Tenant, for which Tenant is legally liable, or which is installed at Tenant's expense, and which is located in the Premises including, without limitation, any Tenant Improvements which satisfy the foregoing qualification and any Alterations, and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof. If there is a dispute as to full replacement cost, the reasonable and good faith decision of Landlord or any mortgagee of Landlord will be presumptive.

                         (ii) One (1) year insurance coverage for business
interruption and loss of income and extra expense insuring the same perils described in Subparagraph 19(a)(i) above, in such amounts as will reimburse Tenant for any direct or indirect loss of earnings attributable to any such perils including prevention of access to the Premises, Tenant's parking areas or the Building as a result of any such perils.

                         (iii) Commercial General Liability Insurance or
Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, and property damage including the following divisions and extensions of coverage: Premises and Operations; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease); products and completed operations; liquor liability (if Tenant serves alcohol on the Premises); and fire and water damage legal liability in an amount sufficient to cover the replacement value of the Premises, including Tenant Improvements, that are rented under the terms of this Lease. Such insurance must have the following minimum limits of liability: bodily injury and property damage - $1,000,000 each occurrence and $2,000,000 in the aggregate, provided that if liability coverage is provided by a Commercial General Liability policy the general aggregate limit shall apply separately and in total to this location only (per location general aggregate), and provided further, such minimum limits of liability may be adjusted at the end of the third Lease Year to reflect increases in coverages as reasonably recommended by Landlord's insurance carrier as being prudent and commercially reasonable for tenants of first class office buildings comparable to the Building.

                         (iv) Comprehensive Automobile Liability insuring bodily
injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $500,000 per accident.

                         (v) Worker's Compensation or similar insurance as
required by the laws of the state in which the Premises are located, with at least the following minimum limits of liability: Coverage A - statutory benefits; Coverage B - $1,000,000 per accident and disease.

                         (vi) Any other form or forms of commercially reasonable
insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant's interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

                 (b) SUPPLEMENTAL TENANT INSURANCE REQUIREMENTS. All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the state in which the Premises are located. All policies must be issued by insurers with a policyholder rating of "A-" and a financial rating of "VIII" in the most recent version of Best's Key Rating Guide. All policies must contain a requirement to notify Landlord (and Landlord's property manager and any mortgagees or ground landlords of Landlord who are named as additional insureds, if any) in writing not less than thirty
(30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance evidencing the existence of such insurance and Tenant's compliance with the provisions of this Paragraph 19. Tenant also agrees to cause replacement certificate(s) to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. Tenant's failure to carry the insurance specified herein will be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Subparagraph 22(a)(iii) below, and Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord's interests at Tenant's expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 19, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as additional rent. General Liability and Automobile Liability policies under Subparagraphs 19(a)(iii) and (iv) must name Landlord and Landlord's property manager (and at Landlord's request, Landlord's mortgagees and ground landlords of which Tenant has been informed in writing) as additional insureds and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord's property manager or Landlord's mortgagees or ground landlords, if any, will be excess over and non-contributing with Tenant's insurance.

                 (c) BUILDING INSURANCE. Landlord shall obtain, at Tenant's sole cost and expense, a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, earthquake, and special extended perils ("All Risk" as such term is used in the insurance industry) and if required by Landlord's lender or Landlord, earthquake coverage. This insurance shall cover the Building, including tenant improvements, heating and cooling equipment or machinery and electrical equipment, as well as any furniture, fixtures, equipment or other personal property owned by Landlord. A Stipulated Value or Agreed Amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance. Tenant will be liable for Tenant's Share of such deductible and Tenant agrees to reimburse Landlord for Tenant's Share of the entire cost of such premiums as an Operating Expense. The deductible amounts for all insurance obtained by Landlord pursuant to this Lease shall be commercially reasonable; provided, however, Tenant acknowledges that the deductibles carried under Landlord's current insurance program (a copy of which has been delivered to Tenant) are commercially reasonable.

                 (d) TENANT'S USE. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results, in Landlord's good faith and reasonable judgment, in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or results in the need for Landlord to maintain special or additional insurance, Tenant agrees to pay Landlord the reasonable cost of any such increase in premiums or special or additional coverage as additional rent within ten (10) days after being billed therefor by Landlord, provided, however, Landlord shall give written notice to Tenant as soon as reasonably possible after obtaining any such additional coverage. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate. Tenant agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

                 (e) CANCELLATION OF LANDLORD'S POLICIES. If any of Landlord's insurance policies are canceled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within five (5) days after receipt of written notice thereof, Tenant will be deemed to be in material default of this Lease and Landlord may enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay Landlord the reasonable costs of such remedy as additional rent. If Landlord is unable, or elects not to remedy such condition, then Landlord will have all of the remedies provided for in this Lease in the event of a default by Tenant which is not cured within the applicable cure period.

                 (f) WAIVER OF SUBROGATION. Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises, or any part thereof, or any personal property therein from perils insured (or required to be insured) against under the insurance maintained hereunder for the benefit of the respective parties, and to the extent the proceeds of such insurance are actually recovered, and each shall use commercially reasonable efforts to assure that such insurance permits waiver of liability and contains a waiver of subrogation.

         20.     DAMAGE OR DESTRUCTION.

                 (a) PARTIAL DESTRUCTION. If the Premises or Building are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within, subject to Paragraph 33 below, one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(e) below to cover Tenant's obligation for the costs of repair, reconstruction and restoration of any portion of the Tenant Improvements and any Alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect. Notwithstanding anything to the contrary contained in this Lease (including, but not limited to, Paragraph 19 (c) above), Tenant shall only be responsible for the first $50,000 of the deductible under any earthquake coverage carried by Landlord with respect to the Building with Landlord responsible for the next $50,000 of such deductible. In the event such deductible exceeds $100,000, then, in the event of any earthquake triggering coverage under such earthquake policy, either party may terminate this Lease by written notice to the other effective as of the date of such earthquake unless the other party, within ten (10) days of receipt of such notice of termination, delivers written notice to the terminating party of its agreement to pay for the cost of repairing such earthquake damage to the Building in excess of $100,000.

                 (b) SUBSTANTIAL DESTRUCTION. Any damage or destruction to the Premises or the Building which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either: (i) repair, reconstruct and restore the portion of the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant's termination right contained in Subparagraph 20(d) below; or (ii) terminate this Lease effective as of the date of such destruction.

                 (c) NOTICE. Under any of the conditions of Subparagraph 20(a) or (b) above, Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted in such paragraphs, within the earlier of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor (the applicable time period to be referred to herein as the "Notice Period").

                 (d) TENANT'S TERMINATION RIGHTS. If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord's contractor estimates that as a result of such damage, Tenant cannot be given use of and access to the Premises sufficient to operate its business in all material respects in the manner operated prior to such damage within, subject to Paragraph 33 below, one hundred eighty (180) days after the date of such damage, then Tenant may terminate this Lease effective upon delivery of written notice to Landlord within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore.

                 (e) TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Tenant Improvements and any Alterations, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Improvements and any Alterations from any and all casualties), Tenant fails to receive insurance proceeds covering the full replacement cost of any Tenant Improvements and any Alterations which are damaged, Tenant will be deemed (unless such failure to receive insurance is due to the acts or omissions of Landlord and/or Landlord's agents, employees, or contractors) to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

                 (f) ABATEMENT OF RENT. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, in proportion to the degree to which Tenant's use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of rent as provided hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

                 (g) INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Paragraph 20, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or the Premises pursuant to Subparagraph 20(a) or 20(b)(i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is one hundred eighty (180) days after the date estimated by Landlord's contractor for completion thereof by reason of any causes (other than delays caused by Tenant, its subtenants, employees, agents or contractors) which are beyond the reasonable control of Landlord as described in Paragraph 33, then either Landlord or Tenant may elect to terminate this Lease upon ten (10) days' prior written notice given to the other after the expiration of such one hundred eighty (180) day period.

                 (h) DAMAGE NEAR END OF TERM. Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Premises or the Building occurs during the last twelve (12) months of the Term of this Lease where Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this Subparagraph (h), it shall provide written notice to the other party of such election within ten (10) days after receipt of Landlord's contractor's repair estimates.

                 (i) WAIVER OF TERMINATION RIGHT. Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

                 (j) TERMINATION. Upon any termination of this Lease under any of the provisions of this Paragraph 20, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

         21.     EMINENT DOMAIN.

                 (a) SUBSTANTIAL TAKING. If the whole of the Premises or more than fifty percent (50%) of the floor area of the Building or fifty percent (50%) of the land area of the Premises which is not occupied by the Building, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

                 (b) PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not constitute a substantial taking under Subparagraph 21(a) above, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent will be abated in proportion to the floor area of the Premises which Tenant is deprived of on account of such taking; provided, however, there will be no abatement of rent if the only area taken is that which does not have a building located thereon.

                 (c) CONDEMNATION AWARD. In connection with any taking of all or any portion of the Premises, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

                 (d) TEMPORARY TAKING. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will not abate, and (ii) Tenant will be entitled to receive such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking remains in force at the expiration or earlier termination of this Lease, Tenant will then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 11 with respect to surrender of the Premises and upon such payment Tenant will be excused from such obligations. For purpose of this Subparagraph 21(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

         22.     DEFAULTS AND REMEDIES.

                 (a) DEFAULTS. The occurrence of any one or more of the following events will be deemed a default by Tenant:

                         (i) The abandonment of the Premises by Tenant, which
for purposes of this Lease means any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease.

                         (ii) The failure by Tenant to make any payment of rent
or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of seven (7) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, the provisions of California Code of Civil Procedure
Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).

                         (iii) The failure by Tenant to observe or perform any
of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues for a period of ten (10) business days after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law). If the nature of Tenant's default is such that more than ten (10) business days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, with Landlord's concurrence, commences such cure within such five (5) business day period and thereafter diligently prosecutes such cure to completion.

                         (iv) (A) The making by Tenant of any general assignment
for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within one hundred twenty
(120) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days thereafter; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days thereafter.

                 (b) LANDLORD'S REMEDIES; TERMINATION. In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code
Section 1951.4 and any successor statute or similar law), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: reasonable attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Alterations, the Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, and any Tenant Improvement Allowance or other reasonable costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term; provided, however, that such amount is consistent with Landlord's accounting methods in effect at the time of such default.

                 As used in Subparagraphs 22(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in Subparagraph 22(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                 (c) LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Subparagraph 13(h) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

                 (d) LANDLORD'S REMEDIES; RE-LETTING. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

                 (e) LANDLORD'S REMEDIES; PERFORMANCE FOR TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after written notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all reasonable sums so paid by Landlord and all reasonably necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22.

                 (f) LATE PAYMENT. If Tenant fails to pay any installment of rent within seven (7) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within seven (7) days of when due, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant's late payment, (ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. If Tenant incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right to require Tenant thereafter to pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Lease Term.

                 (g) RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

         23. LANDLORD'S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

         24.     ASSIGNMENT AND SUBLETTING.

                 (a) RESTRICTION ON TRANSFER. Except as expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like, other than a Permitted Transfer, will sometimes be referred to as a "Transfer"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay.

                 (b) CORPORATE AND PARTNERSHIP TRANSFERS. For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24. Notwithstanding the foregoing, the immediately preceding sentence will not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market and will not apply to any transfers resulting from a private placement(s) or an initial public offering of stock if Tenant is not a publicly-held corporation.

                 (c) PERMITTED CONTROLLED TRANSFERS. Notwithstanding the provisions of this Paragraph 24 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof ("Permitted Transfer"), without Landlord's consent and without extending any sublease termination option to Landlord, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, whether or not Tenant is the surviving entity, or to any person or entity which acquires all the assets or stock of Tenant's business as a going concern (collectively, a "Tenant Affiliate"), provided that: (i) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or subtenant described in Subparagraph 24(d) below; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the subtenant of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial condition of such successor or assignee is such that the substitution of such successor or assignee for Tenant hereunder would not reasonably be expected to materially adversely affect Landlord's ability to refinance any debt secured by the Development or sell the Development without a material reduction in the value attributed to the Development in connection with such refinancing or sale;
(iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises under Paragraph 8 is consistent with the Permitted Use described in Paragraph 1(c) above. Without limiting the generality of the foregoing, for purposes of clause (iii) above, the financial condition of a successor or assignee shall not be deemed to reasonably be expected to materially adversely affect Landlord's ability to refinance any debt secured by the Development or sell the Development if: (A) such successor or assignee has a corporate credit rating or indebtedness rated, in either case, by a "nationally recognized statistical rating organization" (as defined under Rule 436(g)(2) under the Securities Act of 1933) of BBB or better if rated by Standard and Poors, or an equivalent rating if rated by any other nationally recognized statistical rating organization or (B) the obligations of such successor or assignee under this Lease are guaranteed by an entity meeting the qualifications of (A) above pursuant to a form of lease guaranty reasonably acceptable to Landlord; (C) the net worth of such successor following such proposed assignment or sublease is not less than $40,000,000; or (D) the obligations of such successor or assignee under this Lease are guaranteed by an entity having a net worth of not less than $40,000,000 without a material reduction in the value attributed to the Development in connection with such refinancing or sale.

                 In the event of a Transfer which would constitute a Permitted Transfer but for a failure to comply with the provisions of Section 24(c)(iii) above, if Landlord elects, in its sole discretion, to terminate this Lease as a result of such unpermitted Transfer, Tenant shall be permitted to remain in the Premises for no more than twelve (12) months from the date Landlord gives Tenant notice of Landlord's election to terminate the Lease provided that (A) Tenant provides Landlord with a letter of credit in form and substance reasonably acceptable to Landlord in an amount not less than the equivalent of nine (9) months of the then current Monthly Base Rent and (B) Tenant otherwise is not in default under this Lease beyond any applicable cure period.

                 (d) TRANSFER NOTICE. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give Landlord a notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, subtenant or other transferee (sometimes referred to hereinafter as "Transferee"), reasonable information concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any Transfer until such information is provided to it.

                 (e) LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will elect to do one of the following: (i) consent to the proposed Transfer; or
(ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 24(f) below.

                 (f) REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 24(e) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) the proposed Transferee is a governmental entity; (ii) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (iii) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Paragraph 8 hereof, (B) violates any exclusive use granted by Landlord to another tenant in the project of which the Premises is a part, or (C) is deemed by Landlord to present a risk of incompatibility to the other tenants of the Development or otherwise poses an unreasonable risk of increased liability to Landlord; (iv) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease, or (v) the Transferee poses a business or other economic risk which Landlord reasonably deems unacceptable.

                 (g) ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition to Landlord's consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option and after notifying Tenant in writing, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, in which case such subtenant will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by subtenant of more than one month's rent.

                 (h) EXCESS RENT. If for any Transfer, Tenant receives rent or other consideration, either initially or over the term of the Transfer, in excess of the rent fairly allocable to the portion of the Premises which is assigned or subleased based on square footage, Tenant agrees to pay to Landlord as additional rent fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In calculating excess rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions, tenant improvement allowances, free rent, attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord.

                 (i) NO RELEASE. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. However, the acceptance of rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions will not relieve Tenant of liability under this Lease.

                 (j) ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord any reasonable attorneys' and paralegal fees actually incurred by Landlord in connection with such Transfer or request for consent not to exceed One Thousand Dollars ($1,000.00).

         25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Premises, or any lessor of a ground or underlying lease with respect to the Premises, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Premises, or Landlord's interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant's right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease beyond the applicable cure period. Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the commercially reasonable form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant's attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust within twenty (20) days of receipt of Landlord's written request therefor. If Tenant fails to sign and return any such documents within twenty (20) days of receipt, Tenant will be in default hereunder.

                 With respect to any existing or future first lien mortgages, deeds of trust, or other liens entered into by and between Landlord and any such mortgagee and/or a beneficiary of any deed of trust or other such lien granted by Landlord, within thirty (30) days of Tenant's execution of this Lease, as a condition precedent to Tenant's obligations under this Lease, Landlord shall deliver to Tenant for immediate recording in the Official Records of San Diego County notarized commercially reasonable nondisturbance agreements in writing from all lessors under all ground leases or underlying leases from all beneficiaries under all deeds of trust and all mortgagees under all mortgages affecting the Building stating that so long as Tenant is not in default under any of the terms, covenants, conditions or agreements of this Lease beyond any applicable cure periods, this Lease and all of the terms, provisions and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant's rights nor Tenant's possession of the Premises will be disturbed during the Term of this Lease or any extension thereof.

         26. ESTOPPEL CERTIFICATE. Within twenty (20) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a fully completed, factually accurate statement, in a form substantially similar to the form of EXHIBIT "E" attached hereto or as such commercially reasonable form as may reasonably be required by Landlord's lender, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. Tenant's failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such twenty (20) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant's failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.

         27. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use or occupancy of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

         28. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and incorporated herein by this reference as EXHIBIT "F", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord.

         29. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS. If, in connection with Landlord's obtaining or entering into any financing or ground lease affecting the Premises, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

         30. DEFINITION OF LANDLORD. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as (a) the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer and (b) any funds held by the transferor in which Tenant has an interest shall be turned over to the transferee by credit to the purchase price or otherwise. Landlord and Landlord's transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Premises, the Building, the Development and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease. Nothing in this paragraph shall relieve Landlord from its obligations accruing prior to the date of transfer.

         31. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

         32. PARKING. Tenant and Tenant's customers, suppliers, employees and invitees ("Tenant's Authorized Users") may use during the entire Term, at no additional cost to Tenant, the parking areas in the Common Areas which parking areas shall contain at least three (3) parking spaces per 1,000 rentable square feet of the Building. Except as provided below, all visitor parking will be on a non-exclusive, in common basis with all other visitors and guests of the Development. Tenant will not use or allow any of Tenant's Authorized Users to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. As part of Tenant's parking privileges, Landlord and Tenant will mutually and reasonably agree to the location of ten (10) parking spaces for Tenant's exclusive use. Landlord shall have the right to reasonably relocate such exclusive spaces to a location reasonably proximate to the Premises. Tenant and Tenant's Authorized Users shall comply with all rules and regulations regarding parking set forth in EXHIBIT "F" attached hereto and Tenant agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

         33. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay not within Landlord's reasonable control which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 33 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

         34. SIGNS. Subject to the requirements of this Paragraph 34, Tenant shall be allowed, to the extent permitted under applicable laws and the CC&Rs, to install, at Tenant's sole cost and expense, (i) Building-top signage in two locations identifying Tenant's professional name on the exterior of the Building and signage adjacent to Tenant's main suite entrance and (ii) signage identifying Tenant's professional name on a monument sign for the Building, provided Landlord elects, at Landlord's option, to construct a monument for the Building and Tenant desires such signage. Tenant agrees to have Landlord install and maintain Tenant's identification sign(s) in such designated location in accordance with this Paragraph 34 at Tenant's sole cost and expense. Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Development in any interior or exterior Common Areas. The size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord's written approval prior to installation, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) the CC&Rs, and (iii) any applicable municipal or governmental permits and approvals. Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant's sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for all reasonable costs incurred by Landlord to effect any installation, maintenance or removal on Tenant's account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand until paid by Tenant. Any sign rights granted to Tenant under this Lease are personal to Tenant and any Tenant Affiliate and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold. Subject to Landlord obtaining any necessary governmental permits and approvals, Landlord shall install, at Landlord's sole cost and expense, Building signage at the main entry to the Development to direct trucks to the south entrance of the Development and Tenant's visitors to the north entrance of the Development. Further, all trucks shall be then directed to exit the Development through the south entrance of the Development. In the event of any increase in Operating Expenses solely related to the truck traffic of other tenants (and not normal wear and tear) caused hereby, such costs shall be passed through to such tenants and not to Tenant.

         35. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) tenant's recourse against Landlord for monetary damages will be limited to Landlord's interest in the Premises including, subject to the prior rights of any Mortgagee, Landlord's interest in the rents of the Premises and any insurance proceeds and any proceeds of any sale or other conveyance, including, without limitation, any condemnation award payable to Landlord; (b) except as may be necessary to secure jurisdiction of the partnership, no partner of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner of Landlord; (c) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Landlord and any judgment taken against any partner of Landlord may be vacated and set aside at any time after the fact; (e) no writ of execution will be levied against the assets of any partner of Landlord; (f) the obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

         36. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon twenty (20) days prior written notice from Landlord, Tenant agrees to provide Landlord with a Tenant's most recent audited annual financial reports (dated no earlier than twelve (12) months from the date of such request) together with, if required by any prospective lender or purchaser of Landlord, a then current financial statement for Tenant; provided, however, Landlord shall use Landlord's good faith efforts to require that any such prospective lender or purchaser keep such financial statements confidential (except that such prospective lenders and purchasers may disclose such information to their consultants and as may be required by law). Such annual statements are to be prepared in accordance with generally accepted accounting principles, except as noted in the notes thereto, and, if such is the normal practice of Tenant, audited by an independent certified public accountant. Any interim financial statements provided by Tenant as may be required above shall be prepared in accordance with generally accepted accounting principles and certified by an officer of Tenant.

         37. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

         38. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be bound by any standard of reasonableness in determining whether to grant such consent.

         39.     MISCELLANEOUS.

                 (a) CONFLICT OF LAWS. This Lease shall be governed by and construed solely pursuant to the laws of the State of California, without giving effect to choice of law principles thereunder.

                 (b) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                 (c) PROFESSIONAL FEES AND COSTS. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all reasonable costs and expenses, including without limitation, actual professional fees and costs such as appraisers', accountants' and attorneys' fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys' fees and costs shall include, without limitation, reasonable attorneys' fees, costs and expenses incurred in connection with any (i) post-judgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

                 (d) TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                 (e) TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                 (f) PRIOR AGREEMENT; AMENDMENTS. This Lease and the exhibits attached hereto constitute and are intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

                 (g) SEPARABILITY. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

                 (h) RECORDING. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

                 (i) COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

                 (j) NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Development, or real estate agent, either directly or indirectly, without the prior written consent of Landlord; provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, in its financial statements (to the extent required by generally acceptable accounting principles) or as otherwise required by law (including, without limitation, the Securities Act of 1933, as amended, and the rules promulgated thereunder). Notwithstanding the foregoing, Tenant shall not be deemed in breach of this rule if a term or condition of this Lease is made public by any third party by reference to Tenant's financial statements or governmental filings,

                 (k) NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

         40.     EXECUTION OF LEASE.

                 (a) JOINT AND SEVERAL OBLIGATIONS. If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term "Tenant" as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

                 (b) TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

                 (c) EXAMINATION OF LEASE. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.


TENANT:                                  LANDLORD:

AXSYS TECHNOLOGIES, INC.,                OTAY BUSINESS PARK, LLC,
a Delaware corporation                   a California limited liability company

By: /s/ Raymond F. Kunzmann               By:    THE KOLL COMPANY,
   ------------------------------                a California corporation,
Name Printed: Raymond F. Kunzmann                its Managing Member
Title: Vice President
                                               By: /s/ James Watson
By: /s/ David L. Concannon
   ------------------------------              Its: Division President
Name Printed: David L. Concannon               Telephone:(949)833-3030
Title: Vice President                          Facsimile:(949)252-9116



*NOTE:
If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president AND the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If once (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice, once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.